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                      DIODES INCORPORATED AND SUBSIDIARIES

                                  EXHIBIT - 11

                        COMPUTATION OF EARNINGS PER SHARE


                                               THREE MONTHS ENDED               NINE MONTHS ENDED
                                                  SEPTEMBER 30,                   SEPTEMBER 30,
                                           --------------------------      --------------------------
                                             1997             1996            1997            1996
                                           ----------      ----------      ----------      ----------
PRIMARY
    Weighted average number of
       common shares outstanding            4,977,033       4,958,679       4,966,256       4,958,652
    Assumed exercise of stock options         561,249         276,500         481,352         432,214
                                           ----------      ----------      ----------      ----------
                                            5,538,282       5,235,179       5,447,608       5,390,866
    Net income                             $1,341,000      $  755,000      $3,754,000      $2,158,000
                                           ==========      ==========      ==========      ==========
Primary earnings per share                 $     0.24      $     0.14      $     0.69      $     0.40
                                           ==========      ==========      ==========      ==========

FULLY-DILUTED
    Weighted average number of
     common shares outstanding              4,977,033       4,958,679       4,966,256       4,958,652
    Assumed exercise of stock options         605,640         334,687         613,954        *432,214
                                           ----------      ----------      ----------      ----------
                                            5,582,673       5,293,366       5,580,210       5,390,866
    Net income                             $1,341,000      $  755,000      $3,754,000      $2,158,000
                                           ==========      ==========      ==========      ==========
Fully diluted earnings per share           $     0.24      $     0.14      $     0.67      $     0.40
                                           ==========      ==========      ==========      ==========


* No further effect given to common stock equivalents as their effect would be anti-dilutive.




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